Exhibit 3.1

DECLARATION AND CERTIFICATE OF INCORPORATION
AND CHARTER OF
FIRST XEROX LIFE INSURANCE COMPANY
Under Section 1201 of the Insurance Law
of the State of New York
We, the undersigned, being natural persons each of whom is at least eighteen years of age and citizens of the United States and at least three of which are residents of the State of New York, hereby declare our intention to form a corporation for the purposes of transacting the kinds of insurance specified in paragraphs “1”, “2”, and “3” of Section 1113(a) of the Insurance Law of the State of New York and the kinds of reinsurance authorized under Section 1114 of the Insurance Law of the State of New York and we do hereby certify that the following is the proposed Charter of the Corporation:
CHARTER
Section 1.    The name of this Corporation is: FIRST XEROX LIFE INSURANCE COMPANY.
Section 2.    The principal office of the Corporation shall be located in the City, County and State of New York.
Section 3.    The kinds of insurance business to be transacted by the Corporation shall be as follows:

(a)
“Life Insurance,” meaning every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less, or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. Amounts paid the Corporation for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the Corporation to one or more separate accounts pursuant to Section 4240 of the Insurance Law of the State of New York.

(b)
“Annuities,” meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one hereof. Amounts paid the Corporation to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the Corporation to one or more separate accounts pursuant to Section 4240 of the Insurance Law of the State of New York.

(c)
“Accident and Health Insurance,” meaning (i) insurance against death or personal injury by accident or by any specific kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurances providing disability benefits pursuant to Article IX of the Workers’ Compensation law of the State of New York, except as specified in item (ii) hereof; and (ii) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

(d)
“Reinsurance,” meaning all kinds of reinsurance of the kinds of insurance permitted in paragraphs 1, 2, and 3 of Section 1113(a) of the Insurance Law of the State of New York as authorized by Section 1114 of the Insurance 1aw of the State of New York.

and such other insurance or other business as a stock life insurance company now is or hereinafter may be permitted to transact under Section 1714 of the Insurance Law of the State of New York and under any other section of the Insurance Law of the State of New York and under any other applicable law and for which the Corporation shall have the required capital and surplus.
Section 4.    The corporate powers of this Corporation shall be exercised through a Board of Directors and through such officers and agents as such Board shall empower.
Section 5.    The Board of Directors shall consist of not less than 13 nor more than 21 members. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than three shall be residents of this State. The directors shall not be required to hold any shares of stock in the Corporation.
Section 6.    The following named persons shall be the first directors of the Corporation who shall serve until the first Annual Meeting of the Corporation:

Board of Directors

NAME	POST OFFICE RESIDENCE ADDRESSES
Donald R. Altieri	[REDACTED]
Norse N. Blazzard	[REDACTED]
Susan M. Boyle	[REDACTED]
Stephen P. Clark	[REDACTED]
Francis A. Goodhue III	[REDACTED]
Dean H. Goossen	[REDACTED]
Richard A. Hemmings	[REDACTED]
Robert Hopson	[REDACTED]
William C. Mair	[REDACTED]
Thomas A. Price	[REDACTED]
Brother Thomas J. Scanlan, F.S.C.	[REDACTED]
Robert B. Stack	[REDACTED]
Lorry J. Stensrud	[REDACTED]

Section 7.    The Annual meeting of the stockholders of the Corporation shall be held on the Tuesday following the first Monday in the month of May in each year at such place and time as the Board of Directors shall by resolution prescribe in accordance with the Corporation’s By-Laws for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such Annual Meeting the directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next Annual Meeting, and until their successors are elected and qualify. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, the remaining members of the Board may elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he has taken.
Section 8.    The duration of corporate existence of the Corporation shall be perpetual.
Section 9.    The amount of the authorized capital of the Corporation shall be $2,000,000 and shall consist of 200,000 shares of common stock having a par value of $10.00 per share.
Section 10.    No director shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which he or she knew or reasonably should have known violated the New York Insurance Law or (b) which violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the New York Insurance Law (or any regulations promulgated thereunder) or (c) which constituted a knowing violation of any other law, or establishes that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; or (ii) the liability of a director for any act or omission prior to the adoption of this provision by the shareholders of the Corporation.

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.

Dated: December 31, 1992

/s/ Donald R. Altieri
Donald R. Altieri

/s/ Norse N. Blazzard
Norse N. Blazzard

/s/ Susan M. Boyle
Susan M. Boyle

/s/ Stephen P. Clark
Stephen P. Clark

/s/ Francis A. Goodhue III
Francis A. Goodhue III

/s/ Dean H. Goosen
Dean H. Goosen

/s/ Richard A. Hemmings
Richard A. Hemmings

/s/ Robert Hopson
Robert Hopson

/s/ William C. Mair
William C. Mair

/s/ Thomas A. Price
Thomas A. Price

/s/ Br. Thomas J. Scanlan, F.S.C.
Br. Thomas J. Scanlan, F.S.C.

/s/ Robert B. Stack
Robert B. Stack

/s/ Lorry J. Stensrud
Lorry J. Stensrud

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF FIRST XEROX LIFE INSURANCE COMPANY
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
The undersigned, Michael R. Hogan and Jeffery K. Hoelzel, being, respectively, the Chairman and Secretary of First Xerox Life Insurance Company, a corporation duly organized and existing under and by virtue of the laws of the State of New York (the “Corporation”), do hereby certify as follows:
1.The name of the Corporation is First Xerox Life Insurance Company.
2.    Its Certificate of Incorporation was filed with the State of New York Insurance Department on December 31, 1992.
3.    Pursuant to Sections 708 and 615 of the Business Corporation Law, the directors and the sole stockholder resolved, by written consent, to amend Section 1 of the Certificate of Incorporation pertaining to the name of the Corporation, Section 5 of the Certificate of Incorporation pertaining to the composition and qualifications of the members of the Board of Directors, and Section 7 of the Certificate of Incorporation pertaining to the annual meeting date of the Corporation.
4.    Section 1 is amended to read in its entirety as follows:
Section 1. The name of this Corporation is: First Cova Life Insurance Company.
5.    Section 5 is amended to read in its entirety as follows:
Section 5. The Board of Directors shall consist of not less than 13 nor more than 18 members. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than three shall be residents of this State. The directors shall not be required to hold any shares of stock in the Corporation.

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6.    Section 7 is amended to read in its entirety as follows:
Section 7. The Annual meeting of the stockholders of the Corporation shall be held on the fourth Tuesday in January of each year or on such other date as may be fixed by the Board of Directors and at such place and time as the Board of Directors shall by resolution prescribe in accordance with the Corporation’s By-Laws for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such Annual Meeting the directors shall be elected and shall take office immediately upon such election and hold office until the next Annual Meeting or as otherwise prescribed by the By-Laws, and until their successors are elected and qualified. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, the remaining members of the Board may elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he has taken.
IN WITNESS WHEREOF, the undersigned hereby affirm, under penalties of perjury, that the statements made in the foregoing Certificate of Amendment are true.

Dated: June 1, 1995
s/ Michael R. Hogan
Michael R. Hogan, Chairman

/s/ Jeffery K. Hoelzel
Jeffery K. Hoelzel, Secretary

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CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF FIRST COVA LIFE INSURANCE COMPANY
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
The undersigned, Mark E. Reynolds and Bernard J. Spaulding, being, respectively, the President and Secretary of First Cova Life Insurance Company, a corporation duly organized and existing under and by virtue of the laws of the State of New York (the “Corporation”), do hereby certify as follows:

1.	The name of the Corporation is First Cova Life Insurance Company.

2.	Its Certificate of Incorporation was filed with the State of New York Insurance Department on December 31, 1992.

3.
Pursuant to Sections 708 and 615 of the Business Corporation Law, the directors and the sole shareholder resolved, by written consent, to amend Section 1 of the Certificate of Incorporation pertaining to the name of the Corporation.

4.	Section 1 is amended to read in its entirety as follows:
Section 1. The name of this Corporation is: First MetLife Investors Insurance Company.
IN WITNESS WHEREOF, the undersigned hereby affirm, under penalties of perjury, that the statements made in the foregoing Certificate of Amendment are true.

Dated: February 5, 2001
/s/ Mark E. Reynolds
Mark E. Reynolds, President

/s/ Bernard J. Spaulding
Bernard J. Spaulding, Secretary

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CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION (CHARTER)
OF FIRST METLIFE INVESTORS INSURANCE COMPANY
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
The undersigned, Bernard J. Spaulding and J. Robert Hopson, being, respectively, the Senior Vice President, General Counsel and Secretary and Senior Vice President and Chief Actuary of First MetLife Investors Insurance Company (f/k/a First Cova Life Insurance Company)

1.	The name of the corporation is First MetLife Investors Insurance Company (f/k/a First Cova Life Insurance Company).

2.	Its certificate of incorporation (Charter) was filed with the State of New York Insurance Department on December 31, 1992.

3.
Pursuant to Sections 708 and 615 of the business Corporation Law, the directors and the sole shareholder resolved, by written consent, to amend Section 7 of the Certificate of Incorporation (Charter) pertaining to the annual meeting date of the corporation.

4.	Section 7 is amended to read in its entirety as follows.
Section 7. The Annual Meeting of the stockholders of the Corporation shall be held on the first Tuesday in May of each year for the purpose of electing directors and for the transaction of such other businesses as may properly be brought before the meeting. At such Annual Meeting the directors shall be elected and shall be elected and shall take office immediately upon such election and hold office until the next annual meeting or as otherwise prescribed by the By-Laws, and until their successors are elected and qualified. Whenever any vacancy shall occur in the Board of Directors, by death, resignation, or otherwise, the remaining members of the Board, may elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he has taken.

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IN WITNESS WHEREOF, the undersigned hereby affirm, under penalties of perjury, that the statements made in the foregoing Certificate of Amendment are true.

Dated: April 26, 2001
/s/ Bernard J. Spaulding
Bernard J. Spaulding, Senior Vice President,
General Counsel and Secretary

/s/ J. Robert Hopson
J. Robert Hopson, Senior Vice President and
Chief Actuary

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CERTIFICATE OF AMENDMENT
OF CHARTER
OF FIRST METLIFE INVESTORS INSURANCE COMPANY

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW AND SECTION 1206 OF THE INSURANCE LAW OF THE STATE OF NEW YORK
* * * * *
THE UNDERSIGNED, Kieran Mullins and Burt Arrington, being the duly appointed authorized officers of First MetLife Investors Insurance Company (the “Corporation”), a corporation organized and existing under the laws of the State of New York, for the purpose of amending the Corporation’s Charter (the “Charter”), hereby certify as follows:

1.	The name of the corporation is First MetLife Investors Insurance Company.

2.	Its Charter was first filed with the State of New York Insurance Department on December 31, 1992.

3.
Pursuant to Sections 708 and 615 of the Business Corporation Law of the State of New York (the “BCL”), the board of directors and the sole shareholder resolved, to amend Section 5 of the Charter to change the minimum number and residency requirements of directors.

4.	To accomplish the foregoing amendment, the Charter is hereby amended by striking out Section 5 thereof in its entirety and by substituting in lieu of said Section 5 the following new Section:
“Section 5. The Board of Directors shall consist of not less than seven (7) nor more than eighteen (18) members. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than one shall be a resident of the State of New York. The directors shall not be required to hold any shares of stock in the Corporation.”
IN WITNESS WHEREOF, the undersigned hereby affirm, under penalties of perjury, that the statements made in the foregoing Certificate of Amendment are true.

Dated: October 7, 2016
/s/ Kieran Mullings
Kieran Mullins, Chairman of the Board,
President and CEO

/s/ Burt Arrington
Burt Arrington, Vice President and Secretary

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